Exhibit 10.4
                             TIGER TELEMATICS, INC.
                               2005 INCENTIVE PLAN

1.       PURPOSE.

         The purpose of the Tiger Telematics, Inc. 2005 Incentive Plan (the "Plan") is to provide an incentive to Board members, employees, professional advisors and other independent contractors who provide services to Tiger Telematics, Inc., a Delaware corporation (the "Corporation"), or its subsidiary corporations (the "Subsidiary" or "Subsidiaries"), as defined in Section 414(f) of the Internal Revenue Code of 1986, as amended (the "Code"), who are in a position to contribute materially to the long-term success of the Corporation, to increase their proprietary interest in the success of the Corporation and to aid in attracting and retaining directors, employees and independent contractors of outstanding ability. The above aims will be effectuated through the granting of awards in the form of shares of the Corporation's common stock (the "Stock Awards").

2.       ADMINISTRATION.

         2.1 The Board of Directors of the Corporation (the "Board") shall appoint an award committee for the purpose of administering the Plan (the "Administrator"). The Administrator from time to time in its sole and absolute discretion shall determine:

                  (a) the Board members, employees, professional advisors and other independent contractors who provide services to the Corporation and its Subsidiaries (from the class of persons eligible under Section 3 to receive Stock Awards under the Plan) to whom Stock Awards will be granted;

                  (b) the time or times at which Stock Awards will be granted;

                  (c) the number of shares of the Corporation's common stock subject to each Stock Award; and

                  (d) all other terms and conditions of each Stock Award and to make all other determinations related to the Plan and any Stock Award that is necessary or advisable.

         2.2 The Board from time to time may remove the Administrator and appoint a new Administrator.

         2.3 The Administrator shall have the full and exclusive power to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to take all actions necessary or advisable for the administration of the Plan. The interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Award granted under it shall be final.

         2.4 No member of the Board or the Administrator shall be liable for any action or determination made in good faith by the Board or the Administrator with respect to the Plan or any Stock Award granted under the Plan.

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3.       ELIGIBILITY.

         3.1 The persons who will be eligible to receive Stock Awards (a "Recipient") shall be such Board members, employees, professional advisors and other independent contractors who provide services to the Corporation or its Subsidiaries as the Administrator shall select from time to time.

         3.2 A Recipient may hold more than one Stock Award, but only on the terms and subject to the restrictions set forth in the Plan.

4.       STOCK.

         4.1 The stock subject to the Stock Awards shall be the shares of the Corporation's authorized and unissued or reacquired $.001 par value per share Common Stock (the "Shares"). The aggregate number of Shares that may be issued as Stock Awards pursuant to the Plan shall not exceed 1,000,000 Shares. The limitations established by each of the preceding sentences shall be subject to adjustment as provided in Section 5.1(c).

         4.2 In the event that any Shares transferred under a Stock Award are forfeited by the Recipient or redeemed by the Corporation, such Shares may again be subjected to a Stock Award under the Plan.

5.       TERMS AND CONDITIONS FOR STOCK AWARDS.

         5.1 Stock Awards granted pursuant to the Plan shall be authorized by the Administrator and shall be evidenced by Stock Award agreements in such form as the Administrator from time to time shall approve, which agreements shall contain or shall be subject to the following terms and conditions, whether or not such terms and conditions are specifically included therein except to the extent otherwise expressly limited in the applicable Stock Award agreement:

                  (a) The Number of Shares. Each Stock Award shall state the number of shares to which it pertains ("Award Shares").

                  (b) Shareholder Rights. Upon issuance of the Award Shares, the Recipient thereupon shall be a shareholder with respect to all of the Shares represented by such certificate or certificates and shall have all of the rights of a shareholder with respect to all such Shares, including the right to vote such Shares and to receive all dividends and other distributions; provided, however, that such Shares shall be subject to the restrictions hereinafter described in Section 5.1(e). Certificates representing Award Shares shall be imprinted with a legend to the effect that the Shares represented thereby may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of this Plan.

                  (c) Recapitalization. In the event that, as a result of a stock split or stock dividend or a combination of shares or any other change, or exchange for other securities by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, the Recipient shall, as owner of the Award Shares, be entitled to new or additional or different shares of stock or securities, as determined by the Administrator to be appropriate. The certificate or certificates for, or other evidences of, such new or additional or different shares or securities shall be imprinted with the legend as provided in Section 5.1(b).

                  (d) Restricted Period. The term "Restricted Period" with respect to Award Shares (after which restrictions shall lapse) shall

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         mean a period  commencing on the date of issuance of such Shares to the
         Recipient   and  ending  on  a  date  or  dates   established   by  the
         Administrator upon issuance of Shares hereunder.

                  (e) Restrictions. The restrictions to which Award Shares may be subject are as follows:

                                      (i)   During   the    Restricted    Period
                  applicable to such Award Shares and except as otherwise specifically provided in the Plan, none of such Award Shares shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of;

                                     (ii) If the service  relationship between a
                  Recipient and the Corporation shall be terminated for any reason, including such Recipient's death or disability, at any time prior to the end of the Restricted Period, at the option of the Corporation, the Award Shares may be forfeited to the Corporation or redeemed by the Corporation at a purchase price determined by the Administrator; and/or

                                    (iii) Any additional  restrictions  that the
                  Administrator determines are necessary or appropriate including restrictions imposed under Federal or State securities laws.

                  (f) Lapse at the Discretion of the Administrator. The Administrator shall have the authority to accelerate the time at which the restrictions will lapse or to remove any of such restrictions whenever it may decide in its absolute discretion that, by reason of changes in applicable tax or other laws or changes in circumstances arising after the date of the Stock Award, such action is in the best interest of the Corporation.

                  (g) Compliance with SEC Requirements. No certificate for Award Shares distributed pursuant to the Plan shall be issued until the Corporation shall have taken such action, if any, as is required to comply with the provisions of the Securities Act of 1933, as amended, the Securities Act of 1934, as amended, any other applicable laws and the requirements of any exchange in which the Shares may, at the time, be listed. The Corporation may require that, in acquiring any Award Shares, the Recipient agree with and represent to the Corporation that he is acquiring such Award Shares for the purpose of investment and with no present intention to transfer, sell or otherwise dispose such Shares.

                  (h) Income Tax Provisions. Each Recipient shall agree at the time his Stock Award is granted, and as a condition thereof, that the Corporation or participating Subsidiary shall to the extent required by law, and may, to the extent permitted by law, deduct from any payment of any kind otherwise due to such Recipient, the aggregate amount of any federal, state or local taxes of any kind required by law to be withheld with respect to the Award Shares or, if no such payments are due or to become due to such Recipient, that such Recipient will pay to the Corporation, or make arrangements satisfactory to the Corporation regarding payment by the Corporation of, the aggregate amount of any such taxes. Until such amount has been paid or arrangements satisfactory to the Corporation have been made, no stock certificates under this Plan shall be issued to Recipient. If the Recipient refuses to make the payments or arrangements required by the Corporation, the Administrator may cause the Award Shares to be forfeited.

                  (i) Legend. A legend in substantiality the following form will be placed on any certificate(s) or other document(s) evidencing the Stock Awards:

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                  THE  SECURITIES  REPRESENTED  BY THIS  CERTIFICATE  HAVE  BEEN
                  ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY U.S. STATE SECURITIES LAWS. WITHOUT SUCH REGISTRATIONS, SUCH SECURITIES
                  MAY  NOT  BE  SOLD,   PLEDGED,   HYPOTHECATED   OR   OTHERWISE
                  TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATIONS ARE NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

                  (j) Other Provisions. Stock Awards authorized under the Plan shall contain such other terms, conditions, provisions and restrictions as the Administrator shall deem advisable subject to any limitation on the discretion of the Administrator required by law.

6.       INDEMNIFICATION OF BOARD AND ADMINISTRATOR.

         In addition to such other rights of indemnification as the members of the Board may have as Directors, the members of the Board and members of the Administrator shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually incurred in connection with the defense of any pending, threatened or possible action, suit or proceeding, or in connection with any pending, threatened or possible appeal therein, to which they or any of them may be a party by reason of any actual or alleged action taken or failure to act under or in connection with the Plan or any Stock Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or preceding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board or Administrator member is liable for gross negligence or willful misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Board or Administrator member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

7.       AMENDMENT TO THE PLAN.

         The Board insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to Stock Awards, may suspend, terminate or discontinue the Plan or revise or amend it in any respect whatsoever.

8.       CONFLICTS.

         No Board member shall be entitled to vote on any matter before the Board relating to the issuance of Stock Awards to such Board member or the enforcement of any provision of this Plan or a Stock Award granted to such Board member.

9.       EFFECT OF PLAN.

         The granting of a Stock Award pursuant to the Plan shall not give the Recipient any right to similar grants in future years or any right to be retained in the employ of the Corporation or a Subsidiary, but a Recipient shall remain subject to discharge to the same effect as if the Plan were not in effect.

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         Executed as of the ____ day of May, 2005.

                                              TIGER TELEMATICS, INC.



                                              By: /s/ Michael Carrender
                                                  Michael Carrender
                                                  Chief Executive Officer



















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